Exhibit 99.1

Efficacy and safety of once-daily fluticasone furoate/vilanterol (FF/VI)

and FF over 12 weeks in patients with persistent asthma

Poster #407

Bernstein DI(1), Bateman ED(2), Woodcock A(3), Toler WT(4), Forth R(5), Jacques L(6), Nunn C(6), O’Byrne PM(7)

(1)College of Medicine, University of Cincinnati, Cincinnati, OH, USA; (2)Department of Medicine, University of Cape Town, Cape Town, South Africa; (3)Institute of Inflammation and Repair, University of Manchester, Manchester, UK; (4)Respiratory Medicines Development Center, GlaxoSmithKline, RTP, NC, USA; (5)Quantitative Sciences Division, GlaxoSmithKline, RTP, NC, USA; (6)Respiratory Medicines Development Centre, GlaxoSmithKline, London, UK; (7)Michael G DeGroote School of Medicine, Hamilton, ON, Canada

INTRODUCTION

•             Treatment guidelines for persistent asthma in patients not controlled with inhaled corticosteroid (ICS) therapy alone recommend an ICS with a long-acting beta2 agonist (LABA),(1) leading to improved lung function and asthma symptom control compared with ICS monotherapy.(2)

•             FF is an ICS in development as a once-daily (OD) monotherapy and available as a combination therapy with the LABA VI (FF/VI) for the treatment of COPD in the USA and for COPD and asthma in the EU and a number of other countries.(3),(4)

•             FF/VI 200/25mcg OD significantly improves lung function and symptomatic endpoints compared with FF alone,(5) while numeric benefits have been reported for FF/VI 100/25mcg compared with FF 100mcg.(6)

OBJECTIVES

•             To compare the efficacy and safety of OD FF/VI 100/25mcg with FF 100mcg in patients with moderate-to-severe, persistent bronchial asthma over 12 weeks.

•             To assess the relative efficacy of FF/VI 100/25mcg with FF/VI 200/25mcg in these patients (descriptive comparison only).

METHODS

•             Phase III, multicenter, randomized, double-blind, parallel-group study.

•             Patient inclusion criteria: >12 years of age; FEV1 40–80% predicted; demonstrated >12% and >200mL reversibility to albuterol; receiving ICS for >12 weeks pre-study and stable with a mid-to-high dose ICS or mid-dose ICS/LABA for 4 weeks pre-study.

•             Following a 4-week run-in without LABA, patients symptomatic or using rescue on >4 of the last 7 days of run-in were randomized 1:1:1 (stratified by baseline forced expiratory volume in one second [FEV1], <65% versus >65%) to FF 100mcg, FF/VI 100/25mcg or FF/VI 200/25mcg administered in the evening via the ELLIPTA™ dry powder inhaler OD for 12 weeks.

•             Primary and secondary endpoints were analyzed using ANCOVA (covariates of baseline, region, sex, age and treatment) with a step-down statistical hierarchy for FF 100mcg versus FF/VI 100/25mcg.

RESULTS

•             Of 2019 patients screened, 1039 were randomized and received at least one dose of study medication (intent-to-treat [ITT] population; Table 1), with 90% of patients completing the study.

Table 1. Baseline demographics (ITT population)

	FF 100mcg	FF/VI 100/25mcg	FF/VI 200/25mcg
	N=347	N=346	N=346
Age, years	44.7 (15.89)	45.9 (16.14)	46.6 (14.72)
Female sex, n (%)	199 (57)	205 (59)	224 (65)
Pre-bronchodilator FEV1, L	1.965 (0.5980)(a)	1.985 (0.5563)(a)	1.954 (0.5819)(b)
Percent predicted FEV1	61.13 (10.348)(a)	62.64 (10.148)(a)	62.12 (10.050)(b)
Percent reversibility	30.79 (19.153)(c)	29.10 (16.537)(a)	29.33 (15.701)(b)
Rescue-free 24-h periods, %	4.4 (12.07)	4.4 (12.58)	5.8 (16.00)
Symptom-free 24-h periods, %	4.8 (14.63)	3.8 (14.38)	4.6 (15.44)

Values are mean (SD) unless otherwise stated. (a)n=342; (b)n=344; (c)n=346

Efficacy endpoints

•             There were statistically significant improvements with FF/VI 100/25mcg versus FF 100mcg for the primary endpoint of weighted mean 0–24h FEV1 (Figs. 1–2) and the secondary and ‘other’ endpoints, except for AQLQ score (Fig. 1).

•             There were numerical improvements for all efficacy endpoints with FF/VI 200/25mcg versus FF/VI 100/25mcg (Fig. 3).

Figure 1. Adjusted treatment differences and ratios for efficacy endpoints: FF/VI 100/25mcg versus FF 100mcg (ITT population)

ACT = Asthma Control Test™; AQLQ = Asthma Quality of Life Questionnaire; CI = confidence interval; PEF = peak expiratory flow; wm = weighted mean

Figure 2. Adjusted mean change from baseline of individual
serial FEV1 assessments at Week 12 (ITT population)

LS = least squares

Figure 3. Adjusted treatment differences and ratios for efficacy endpoints: FF/VI 200/25mcg versus 100/25mcg (ITT population)

Safety (Table 2)

•             Incidence of AEs and serious AEs (SAEs) were similar across treatments; there were no post-treatment SAEs and no fatal AEs.

Table 2. Summary of AE incidence and most commonly
reported on-treatment AEs (ITT population)

	FF	FF/VI	FF/VI
	100mcg	100/25mcg	200/25mcg
n (%)	N=347	N=346	N=346
AEs
Any on-treatment	127 (37)	127 (37)	123 (36)
Drug-related(a),(b)	11 (3)	7 (2)	8 (2)
Leading to permanent discontinuation or withdrawal(b)	4 (1)	3 (1)	3 (<1)
Serious AEs
Any on-treatment	3 (<1)(c)	4 (1)(d)	1 (<1)(e)
Drug-related(a),(b)	1 (<1)	0	0
Most common (>3%) on-treatment AEs in any treatment group
Headache	32 (9)	29 (8)	29 (8)
Nasopharyngitis	26 (7)	22 (6)	25 (7)
Upper respiratory tract infection	12 (3)	8 (2)	7 (2)
Influenza	4 (1)	10 (3)	9 (3)

(a)investigator’s judgement of causality; (b)includes on-treatment and post-treatment AEs;

(c)2 pneumonia, 1 borderline mucinous ovarian tumour; (d)biliary colic, acute pancreatitis, thermal burn, occipital neuralgia; (e)abortion threatened

CONCLUSIONS

•             There were statistically significant improvements in lung function and symptoms with FF/VI 100/25mcg versus FF 100mcg after 12 weeks of treatment in patients with moderate-to-severe persistent bronchial asthma.

•             Numerical improvements were seen for FF/VI 200/25mcg versus FF/VI 100/25mcg across all endpoints with patients on FF/VI 200/25mcg being 55% more likely to be well controlled than those on FF/VI 100/25mcg.

•             No new safety concerns were identified for any of the study treatments.

REFERENCES

(1)         Global Initiative for Asthma (GINA). Global Strategy for Asthma Management and Prevention 2012. http://www.ginasthma.com/Guidelines/guidelines-resources.html (accessed 3/20/2014).

(2)         Ducharme FM, et al. Cochrane Database Syst Rev 2010;10:CD005533.

(3)         Breo Ellipta Medication Guide. Food and Drug Administration. www.fda.gov/downloads/drugs/drugsafety/ucm352347.pdf (accessed 4/08/2014).

(4)         EPAR Summary For The Public. European Medicines Agency. www.ema.europa.eu/docs/en_GB/document_library/EPAR_-_Summary_for_the_public/human/ 002673/WC500157636.pdf (accessed 4/08/2014).

(5)         O’Byrne PM, et al. Eur Respir J 2014;43:773–82.

(6)         Bleecker ER, et al. J Allergy Clin Immunol Pract 2014; ePub ahead of print (25 April 2014).

ACKNOWLEDGEMENTS

•             The presenting author, WT Toler, is an employee of and holds stock in GlaxoSmithKline.

•             This study was funded by GlaxoSmithKline (HZA116863, NCT01686633).

•             Editorial support (in the form of writing assistance, assembling tables and figures, collating author comments, grammatical editing and referencing) was provided by David Cutler, PhD at Gardiner-Caldwell Communications (Macclesfield, UK) and was funded by GlaxoSmithKline.

ELLIPTA™ is a trade mark of GlaxoSmithKline

Presented at the American Thoracic Society Annual Congress, San Diego, CA, USA, 16–21 May 2014